                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                               800-JR CIGAR, INC.
                                       BY
                             JRC ACQUISITION CORP.

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below): (i) if certificates ("Share Certificates") evidencing shares of common stock, $0.01 par value per share ("Shares"), are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase, dated August 29, 2000 (the "Offer to Purchase")); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail to the Depositary. See "THE OFFER,
Section 3--Procedure for Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                               ------------------

     BY MAIL, BY HAND OR OVERNIGHT DELIVERY:                          BY FACSIMILE:
             American Stock Transfer                         (for Eligible Institutions Only)
                 & Trust Company                                      (718) 234-5001
                  59 Maiden Lane                               For confirmation telephone:
             New York, New York 10007                                 (800) 937-5449

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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  Ladies and Gentlemen:

      The undersigned hereby tenders to JRC Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "THE OFFER, Section 3--Procedure for Tendering Shares" of the Offer to Purchase.

                  (PLEASE TYPE OR PRINT ALL INFORMATION BELOW)

  Number of Shares Tendered: _________________________________________________

  Share Certificate No(s) (if available):_____________________________________

  Total Number of Shares
  Represented by Certificate(s):______________________________________________

  Signature(s):_______________________________________________________________

  Name(s) of Record Holder(s) (Please Type or Print):_________________________

  Address(es) (Include a Zip Code):___________________________________________

  ____________________________________________________________________________

  Area Code and Telephone No(s):______________________________________________

  Name of Tendering Institution:______________________________________________

  Account Number:_____________________________________________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of the Medallion Signature Guarantee Program or is otherwise an "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary, at one of its addresses set forth on the reverse side of this page, either Share Certificates evidencing Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal properly completed and duly executed with any required signature guarantees or a Book-Entry Confirmation (as defined in "THE OFFER, Section 2--Acceptance for Payment" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

  Name of Firm:_______________________________________________________________

  Address:____________________________________________________________________

  ____________________________________________________________________________
                                                                     ZIP CODE

  ____________________________________________________________________________
                              AUTHORIZED SIGNATURE

  ____________________________________________________________________________
                                     TITLE

  Name: ______________________________________________________________________
                              PLEASE PRINT OR TYPE

  Dated: _______________________________________________________________, 2000

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DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
SENT WITH YOUR LETTER OF TRANSMITTAL.